                         NOTICE OF GUARANTEED DELIVERY

                                   TO TENDER

                                      AND

                   TO CONSENT TO CERTAIN INDENTURE AMENDMENTS
                              WITH RESPECT TO THE
                          10.45% SENIOR NOTES DUE 2000
                                    AND THE
                   13.75% SENIOR SUBORDINATED NOTES DUE 2001

                                       OF

                         FOOD 4 LESS SUPERMARKETS, INC.
                                PURSUANT TO THE

          PROSPECTUS AND SOLICITATION STATEMENT DATED JANUARY 25, 1995



     As set forth in the Prospectus and Solicitation Statement dated January 25, 1995 (as the same may be amended or supplemented from time to time, the "Prospectus") of Food 4 Less Supermarkets, Inc. ("Food 4 Less"), under the caption "The Exchange Offers and Solicitation -- Guaranteed Delivery Procedure," and in the accompanying Consent and Letter of Transmittal and Instruction 2 thereto (the "Letter of Transmittal"), this form or one substantially equivalent hereto must be used to (a) accept Food 4 Less' offer, upon the terms and subject to the conditions set forth in the Prospectus and Letter of Transmittal, to (i) holders of the 10.45% Senior Notes Due 2000 of Food 4 Less (the "Old F4L Senior Notes") to exchange for each $1,000 principal amount of Old F4L Senior Notes $1,000 principal amount of new Senior Notes due 2004 (the "New F4L Senior Notes") plus $5.00 in cash, plus accrued and unpaid interest to the date of the exchange (the "F4L Senior Exchange Offer") and (ii) holders of the 13.75% Senior Subordinated Notes Due 2001 of Food 4 Less (the "Old F4L Senior Subordinated Notes" and, together with the Old F4L Senior Notes, the "Old F4L Notes") to exchange for each $1,000 principal amount of Old F4L Senior Subordinated Notes $1,000 principal amount of new 13.75% Senior Subordinated Notes due 2005 (the "New F4L Senior Subordinated Notes") plus $20.00 in cash, plus accrued and unpaid interest to the date of the exchange (the "F4L Senior Subordinated Exchange Offer," and together with the F4L Senior Exchange Offer, the "Exchange Offers," each of which is sometimes referred to herein individually as the applicable "Exchange Offer") and (b) deliver consents pursuant to Food 4 Less' solicitation (the "Solicitation") of consents (the "Consents") from holders of the Old F4L Notes ("Noteholders") to the proposed amendments (the "Proposed Amendments") to the respective indentures under which the Old F4L Notes were issued (as described in the Prospectus under the captions "The Proposed Amendments," "Appendix A -- Comparison of Old F4L Senior Notes and New F4L Senior Notes" and "Appendix B -- Comparison of Old F4L Senior Subordinated Notes and New F4L Senior Subordinated Notes"), if (i) certificates representing the Old F4L Notes to be tendered pursuant thereto and with respect to Consents to be delivered are not lost but are not immediately available, (ii) the procedures for book-entry transfer cannot be completed prior to the Expiration Date (as defined below), or (iii) time will not permit all required documents to reach the Exchange Agent prior to the Expiration Date. This form may be delivered by an Eligible Institution by mail or hand delivery or transmitted, via facsimile, to the Exchange Agent as set forth below. All capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Prospectus. Unless otherwise indicated, references herein to the Exchange Offers shall be deemed to include the Solicitation.


     THE EXCHANGE OFFERS AND THE SOLICITATION ARE NOT BEING MADE TO (NOR WILL THE SURRENDER OF OLD F4L NOTES FOR EXCHANGE BE ACCEPTED FROM OR ON BEHALF OF) NOTEHOLDERS IN ANY JURISDICTION IN WHICH THE MAKING OR ACCEPTANCE OF SUCH EXCHANGE OFFERS OR THE SOLICITATION WOULD NOT BE IN COMPLIANCE WITH THE LAWS OF SUCH JURISDICTION.


   THE EXCHANGE OFFERS AND THE SOLICITATION WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON FEBRUARY 22, 1995 UNLESS EXTENDED (THE "EXPIRATION DATE"). TENDERED OLD F4L NOTES MAY ONLY BE WITHDRAWN AND THE CORRESPONDING CONSENTS MAY ONLY BE REVOKED, UNDER THE CIRCUMSTANCES DESCRIBED IN THE PROSPECTUS AND THE LETTER OF TRANSMITTAL.

                 The Exchange Agent for the Exchange Offers is:

                             BANKERS TRUST COMPANY

     By Hand/Overnight Courier:       Facsimile Transmission Number:                By Mail:

       Bankers Trust Company                  (212) 250-6275                 Bankers Trust Company
   Corporate Trust & Agency Group             (212) 250-3290          Corporate Trust & Agency Department
     Reorganization Department                                             Reorganization Department
     Receipt & Delivery Window            Confirm by Telephone:                  P.O. Box 1458
        123 Washington St.,                   (212) 250-6270                 Church Street Station
            First Floor                                                     New York, NY 10008-1558
         New York, NY 10006
                                          For Information Call:
                                              (800) 669-5550

     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS, OR TRANSMISSION VIA FACSIMILE, OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

     This form is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

     The undersigned hereby tender(s) to Food 4 Less and delivers to Food 4 Less Consents with respect to, upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal, receipt of which is hereby acknowledged, the principal amount of Old F4L Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption "The Exchange Offers and Solicitation -- Guaranteed Delivery Procedure."

     Subject to and effective upon acceptance for exchange of the Old F4L Notes tendered herewith, the undersigned hereby sells, assigns and transfers to or upon the order of Food 4 Less all right, title and interest in and to, and any and all claims in respect of or arising or having arisen as a result of the undersigned's status as a holder of, all Old F4L Notes tendered hereby. The undersigned authorizes the Exchange Agent to deliver this Notice of Guaranteed Delivery to Food 4 Less and the applicable Old Trustee (as defined in the Prospectus) as evidence of the undersigned's Consent to the Proposed Amendments with respect to the Old F4L Notes tendered hereby and as certification that Requisite Consents (as defined in the Prospectus) to the Proposed Amendments with respect to such Old F4L Notes have been received. In the event of a termination of either Exchange Offer the Old F4L Notes tendered pursuant thereto will be returned to the tendering Noteholder promptly.

     The undersigned hereby represents and warrants that the undersigned accepts the terms and conditions of the Prospectus and the Letter of Transmittal, owns the Old F4L Notes tendered hereby within the meaning of Rule 10b-4 under the Securities Exchange Act of 1934, as amended, has full power and authority to tender, sell, assign and transfer the Old F4L Notes tendered hereby and that Food 4 Less will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim. The undersigned will, upon request, execute and deliver any additional documents deemed by the Exchange Agent or Food 4 Less to be necessary or desirable to complete the sale, assignment and transfer of the Old F4L Notes tendered.

     All authority herein conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death or incapacity of the undersigned and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.

- - --------------------------------------------------------------------------------

                                           CERTIFICATE NUMBERS                 PRINCIPAL AMOUNT
        CLASS BEING TENDERED                  (IF AVAILABLE)                   TO BE TENDERED*
   -------------------------------    ------------------------------    ------------------------------
   Old F4L Senior Notes...........
                                      ------------------------------    ------------------------------
                                      ------------------------------    ------------------------------
                                      ------------------------------    ------------------------------

   Old F4L Senior Subordinated
     Notes........................
                                      ------------------------------    ------------------------------
                                      ------------------------------    ------------------------------
                                      ------------------------------    ------------------------------

- - ---------------

   * Must be in principal amounts equal to $1,000 or integral multiples thereof.
- - --------------------------------------------------------------------------------

                            PLEASE SIGN AND COMPLETE

Signatures of Registered Holder(s) or Authorized Signatory:

- - ------------------------------------------------------------

- - ------------------------------------------------------------

Name(s) of Registered Holder(s):

- - ------------------------------------------------------------

- - ------------------------------------------------------------

Date:
      ------------------------------------------------------

Address:
         ---------------------------------------------------

- - ------------------------------------------------------------

Area Code and Telephone No.:
                            --------------------------------

If Old F4L Notes will be delivered by book-entry transfer, check trust company below:

/ / The Depository Trust Company
/ / Midwest Securities Trust Company
/ / Philadelphia Depository Trust Company

Transaction Code No.:
                      --------------------------------------

Exchange Agent Account No.:
                           ---------------------------------

                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or a correspondent in the United States, hereby guarantees that, within five New York Stock Exchange trading days from the date of this Notice of Guaranteed Delivery, a properly completed and duly executed Letter of Transmittal (or a facsimile thereof), together with certificates representing the Old F4L Notes tendered hereby in proper form for transfer (or confirmation of the book-entry transfer of such Old F4L Notes into the Exchange Agent's account at a Book-Entry Transfer Facility, pursuant to the procedure for book-entry transfer set forth in the Prospectus under the caption "The Exchange Offers and Solicitation -- Procedures for Tendering and Consenting"), and any other required documents will be deposited by the undersigned with the Exchange Agent.

Name of Firm:
             --------------------------------------  ----------------------------------------------
                                                                   Authorized Signature
Address:                                             Name:
        -------------------------------------------       -----------------------------------------
                                                     Title:
- - ---------------------------------------------------        ----------------------------------------
Area Code and Telephone No.                          Date:
                           ------------------------        ----------------------------------------

     DO NOT SEND OLD F4L NOTES WITH THIS FORM. ACTUAL SURRENDER OF OLD F4L NOTES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, A PROPERLY COMPLETED AND VALIDLY EXECUTED LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS.

     This Notice of Guaranteed Delivery must be signed by the Noteholder(s) exactly as their name(s) appear on certificates for Old F4L Notes or on a security position listing as the owner of Old F4L Notes, or by person(s) authorized to become Noteholder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, agent or other person acting in a fiduciary or representative capacity, such person must provide the following information: